UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 11, 2012

A123 Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34463	04-3583876
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

A123 Systems, Inc.
200 West Street
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  617-778-5700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                             Results of Operations and Financial Condition

On May 11, 2012, A123 Systems, Inc. (the “Registrant”) issued a press releasing announcing that it will release its financial results for the quarter ended March 31, 2012 on Tuesday, May 15, 2012 and provided preliminary financial results for the quarter ended March 31, 2012. In addition, the Registrant announced it has filed a Notification of Late Filing on Form 12b-25 with the Securities and Exchange Commission requesting a 5-day extension to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

For the quarter ended March 31, 2012, the Registrant’s anticipated revenue is $10.9 million, anticipated net loss is ($125.0) million, anticipated net cash used in operations is ($46.5) million, and anticipated cash and cash equivalents is $113.1 million. Included in the anticipated net loss for the first quarter ended March 31, 2012 was an estimated $51.6 million warranty expense related to the previously announced field campaign to replace battery modules and packs that may contain defective prismatic cells produced at the Registrant’s Livonia, Michigan manufacturing facility. Also included in the anticipated net loss for the first quarter ended March 31, 2012 was an estimated $15.2 million increase in inventory reserves related to battery packs, modules and cells manufactured in Livonia, Michigan that may be defective. In comparison, for the quarter ended March 31, 2011, the Registrant’s revenue was $18.1 million, net loss was ($53.6) million, net cash used in operations of ($48.5) million, and cash and cash equivalents was $136.8 million.

The increase in anticipated net loss for the quarter ended March 31, 2012 as compared to the quarter ended March 31, 2011 is primarily due to the factors noted above as well as low factory utilization as the Registrant significantly increased its manufacturing capacity in Michigan in advance of anticipated demand. This low factory utilization also contributed to significantly reduced gross margins on products sold, as anticipated cost savings related to volume production were not realized. The increase in anticipated net loss is also due to increased research, development and engineering expenses associated with hiring new employees dedicated to research and development activities. General and administrative expense and sales and marketing expense also increased due to an increase in headcount. These expenses were partially offset by the decrease in the Registrant’s production start-up expenses related to the completion of the qualification of its production facilities in Michigan.

The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 2.02 of this Current Report, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing, unless the Registrant expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated May 11, 2012, entitled “A123 Systems Announces Date for First Quarter 2012 Earnings Call.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A123 SYSTEMS, INC.

Date: May 11, 2012	By:	/s/ Eric J. Pyenson
Eric J. Pyenson
Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated May 11, 2012, entitled “A123 Systems Announces Date for First Quarter 2012 Earnings Call.”